                                                                      EXHIBIT 10


                              EMPLOYMENT AGREEMENT


                 THIS AGREEMENT, made and entered into as of June 28, 1996, by and between Quaker State Corporation (hereinafter called the "Corporation"), a Delaware corporation, and Sheldon Adelman, an individual currently residing in Moreland Hills, Ohio (hereinafter called the "Executive");

                                WITNESSETH THAT:

                 WHEREAS, the Corporation is a party to an Agreement and Plan of Merger, dated as of June 7, 1996 (the "Business Combination Agreement"), which contemplates a series of business transactions involving the Corporation, a wholly owned subsidiary of the Corporation and Blue Coral, Inc., a Delaware corporation ("Blue Coral");

                 WHEREAS, Executive presently serves as Chairman, President and Chief Executive Officer of Blue Coral; and

                 WHEREAS, the parties desire to set forth in this Agreement the terms and conditions of their employment relationship from and after the date of closing of the transactions contemplated by the Business Combination Agreement (the "Closing Date");

                 NOW, THEREFORE, subject to the consummation of the transactions contemplated by the Business Combination Agreement, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

1.  Employment and Term.

                 (a) Employment. Subject to and effective upon the consummation of the transactions contemplated by the Business Combination Agreement, the Corporation hereby offers to employ the Executive as Vice Chairman of the Corporation and the Executive hereby accepts such employment, for the term set forth in Paragraph 1(b).

                 (b) Term. The term of the Executive's employment under this Agreement shall commence on the Closing Date and end on the fifth (5th) anniversary thereof, subject to the extension of such term as hereinafter provided and earlier
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expiration of such term as provided in Paragraph 6.  The term of this Agreement shall be extended automatically for one additional year as of such fifth (5th) anniversary and each annual anniversary date thereof, unless no later than ninety (90) days prior to any such renewal date, either the Board of Directors of the Corporation (the "Board"), on behalf of the Corporation, or the Executive gives written notice to the other, in accordance with Paragraph 9, that the term of this Agreement shall not be so extended.

                 2. Duties. During the period of employment as provided in Paragraph 1(b) hereof, the Executive shall serve as Vice Chairman of the Corporation and Chief Executive Officer of the Consumer Products Division of the Corporation and have all powers and duties consistent with such positions subject to the direction of the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer of the Corporation. The Executive shall be appointed as a member of the Board of Directors of Blue Coral (the "Blue Coral Board") immediately upon commencement of the term of this Agreement and shall thereafter continue to serve as a director if elected as such. The Corporation shall use its best efforts to cause the Executive (i) to be elected to the Board no later than October 31, 1996 and (ii) to be re-elected to the Board for so long as the Executive holds, beneficially and of record, not less than 75% of the shares of the Corporation's capital stock, par value $1.00 per share ("Capital Stock"), issued to him on the Closing Date pursuant to Section 3.1 of the Business Combination Agreement.

                 3.  Compensation.

                 (a) Base Salary. For services performed by the Executive for the Corporation pursuant to this Agreement during the period of employment as provided in Paragraph 1(b) hereof, the Corporation shall pay the Executive a base salary at the rate of at least $200,000 per year, payable semi-monthly. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Corporation or which otherwise may be authorized from time to time by the Board shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

                 (b) Salary Increases. During the period of employment as provided in Paragraph 1(b) hereof, the base salary of the Executive shall be reviewed no less frequently than annually by the Organization and Compensation Committee of the Board (the "O&C Committee") to determine whether or not the same should be increased in light of the duties and responsibilities of the
Executive and the performance thereof.   If it is determined that an increase
is merited, such increase




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shall be put into effect promptly and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of Paragraph 3(a).

                 (c) Annual Bonus. Commencing January 1, 1997 and thereafter during the period of employment as provided in Paragraph 1(b) hereof, the Executive shall be entitled to participate in the annual bonus plan of the Corporation, in accordance with the generally applicable terms thereof, as in effect from time to time, at the Band Two level and with an annual bonus target equal to 45% of the Executive's then current annual base salary.

                 With respect to calendar year 1996, the Executive shall be eligible to participate in the bonus plan of Blue Coral, if any, in which the Executive was a participant immediately prior to the Effective Time.

                 4. Other Benefits. In addition to the base salary and annual bonus to be paid to the Executive pursuant to Paragraph 3, the Executive also shall be entitled to the following during the period of employment as provided in Paragraph 1(b) hereof:

                 (a) Stock Options. On the date of the first meeting of the O&C Committee that occurs after the Closing Date (the "Date of Grant"), the Corporation shall grant the Executive an option (the "Option") to purchase up to 250,000 shares of Capital Stock under the Corporation's 1994 Stock Option Plan (the "1994 Plan"). The Option shall have a term of 10 years from the Date of Grant. The purchase price per share of Capital Stock under the Option shall be as follows:

  Number of Shares             Purchase Price
  ----------------             -------------------------------------------
      125,000                  Fair market value on the Date of Grant

       62,500                  Fair market value on the Date of Grant + $2

       62,500                  Fair market value on the Date of Grant + $3

Such fair market value shall be determined in accordance with the terms of the 1994 Plan. Subject to Executive's continued employment, the Option shall become vested and exercisable in 20% increments on the first through the fifth anniversaries of the Date of Grant (or, if earlier, upon the occurrence of a Change in Control (as such term is defined in Paragraph 6(d) hereof)). To the extent not previously exercised, the option shall expire no earlier than the third anniversary of the Date of Termination (as such term is defined in Paragraph 6(d) hereof); provided, however, that if the Executive's employment is terminated for Cause (as such term is defined in Paragraph 6(d) hereof), then the Option shall expire on the Date of Termination. The





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Option shall be evidenced by a written stock option award agreement between the
Corporation and the Executive in form and substance reasonably satisfactory to the Corporation and the Executive, which agreement shall set forth the terms and conditions of the Option consistent with this Agreement and the 1994 Plan.

                 (b) Participation in Benefit Plans. Except as otherwise expressly provided herein, the Executive shall be entitled to all employee benefits associated with Band Two of the Corporation's Executive Compensation Program, as the same may be amended from time to time by the O&C Committee, to the extent the Executive is eligible for participation under the terms of such plans, programs and arrangements. The Executive and his dependents shall be enrolled in the Corporation's health, life, disability and other insurance plans and programs immediately upon his commencement of employment hereunder and without any exclusion for pre-existing conditions.

                 (c) Expense Reimbursement. The Corporation shall reimburse the Executive, upon proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement.

                 (d) Vacation and Holidays. The Executive shall be entitled to four (4) weeks of vacation during each calendar year during which this Agreement is in effect, or such greater period as the Board or the O&C Committee may approve, and to paid holidays given by the Corporation to its domestic employees generally, without reduction in salary or other benefits. Vacation time for a calendar year shall be forfeited if not used during such year.

                 (e) Physical Examinations. The Corporation shall reimburse the Executive, upon proper accounting, for the cost of an annual physical examination. Such a physical examination shall be mandatory in each year during the term of this Agreement, and the Executive shall cause copies of the physician's report for each such examination to be furnished to the Chairman of the O&C Committee.

                 (f) Legal Advice. The Corporation shall, upon proper accounting, pay the reasonable fees and disbursements of the Executive's legal counsel in connection with the negotiation of this Agreement.

                 5. Covenants of the Executive. In order to induce the Corporation to enter into this Agreement, the Executive hereby agrees as follows:





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                 (a)  Confidentiality.  Except for and on behalf of the
Corporation with the consent of or as directed by the Board, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter, any of the business secrets or other confidential information regarding the Corporation and its subsidiaries which have not otherwise become public knowledge; provided, however, that nothing in this Agreement shall preclude the Executive from disclosing information (i) to parties retained to perform services for the Corporation or its subsidiaries, or (ii) under any other circumstances to the extent such disclosure is, in the reasonable judgment of the Executive, appropriate or necessary to further the best interests of the Corporation or its subsidiaries, or (iii) as may be required by law.

                 (b) Records. All papers, books and records of every kind and description relating to the business and affairs of the Corporation and its subsidiaries, whether or not prepared by the Executive, other than personal notes prepared by or at the direction of the Executive, shall be the sole and exclusive property of the Corporation, and the Executive shall surrender them to the Corporation at any time upon request of the Chairman of the Board of the Corporation.

                 (c) Non-competition. The Executive hereby agrees with the Corporation that, during the term of his employment hereunder and for a period of three (3) years following the term of his employment hereunder (i) he shall not, directly or indirectly, engage in, or be employed by, or act as a consultant to, or be a director, officer, owner or partner of or acquire an interest in any person, firm, corporation or other entity engaged in the continental United States in a business which is in competition with the business of the Consumer Products Division of the Corporation or its subsidiaries (except investments of 1% or less of the capital stock of any corporation subject to the reporting requirements of the Securities Exchange Act of 1934, as amended), (ii) he shall not solicit any employee of the Corporation or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with the Corporation or its subsidiaries and (iii) he shall not induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or its subsidiaries to cease doing business with the Corporation or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other person and the Corporation or its subsidiaries.

                 (d) Enforcement. The Executive recognizes that the provisions of this Paragraph 5 are vitally important to the continuing welfare of the Corporation and its subsidiaries and that money damages would constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the





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Executive, the Corporation and its subsidiaries, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by the Executive in violation of this Paragraph 5.

                 6. Termination. Unless the Executive's employment hereunder is terminated earlier in accordance with the following provisions of this Paragraph 6, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation during the entire term of this Agreement as set forth in Paragraph 1(b). Paragraph 7 hereof sets forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 6 and in Paragraph 7 hereof are defined in Paragraph 6(d) below.

                 (a) Death or Disability. Except (i) to the extent otherwise provided in Paragraph 7 with respect to certain post-Date of Termination payment obligations of the Corporation and (ii) for the provisions of Paragraph 5 of this Agreement, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (x) the end of a twelve (12) consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially the Executive's usual and customary duties under this Agreement and (y) the date that a reputable physician selected by the Board or the Executive Committee of the Board (the "Executive Committee") to whom the Executive has no reasonable objection determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least twelve (12) consecutive months. If any question arises as to whether the Executive is disabled, upon reasonable request therefor by the Board or the Executive Committee, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. In accordance with Paragraph 9, the Board or the Executive Committee shall promptly give the Executive written notice of any such determination of the Executive's disability and of the decision of the Board or the Executive Committee to terminate the Executive's employment by reason thereof. In the event of disability, until the Date of Termination, the base salary payable to the Executive under Paragraph 3 hereof shall be reduced dollar-for-dollar by the amount of disability benefits (after reduction thereof for any premium payments, if any, made by the Executive with respect to such disability benefits), if any, paid to the Executive in accordance with any disability policy or program of the Corporation.





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                 (b)  Discharge for Cause.  In accordance with the procedures hereinafter set forth, the Board or the Executive Committee thereof may discharge the Executive from his employment hereunder for Cause. Except (i) to the extent otherwise provided in Paragraph 7 with respect to certain post-Date of Termination obligations of the Corporation and (ii) for the provisions of Paragraph 5 of this Agreement, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged for Cause.
Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Paragraph 9 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (x) indicates the specific termination provision in this Agreement relied upon, (y) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (z) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date (which date shall in all events be within fifteen (15) days after the giving of such notice). In the case of a discharge of the Executive for Cause, the Notice of Termination shall include a copy of a resolution duly adopted by the Board or the Executive Committee at a meeting called and held for such purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board or the Executive Committee prior to such vote), finding that, in the reasonable and good faith opinion of the Board or the Executive Committee, the Executive was guilty of conduct constituting Cause. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.

                 (c) Termination for Other Reasons. The Corporation may discharge the Executive without Cause by giving written notice to the Executive in accordance with Paragraph 9 at least sixty (60) days prior to the Date of Termination. The Executive may resign from his employment by giving written notice to the Corporation in accordance with Paragraph 9 at least sixty (60) days prior to the Date of Termination. Except (i) to the extent otherwise provided in Paragraph 7 with respect to certain post-Date of Termination obligations of the Corporation and (ii) for the provisions of Paragraph 5 of this Agreement, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged without Cause or resigns.

                 (d) Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

                 (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary under Paragraph 3 through the





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         Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Paragraph 6(d)(i), amounts shall be deemed to accrue ratably over the period during which they are earned.

                 (ii) "Cause" shall mean any of the following that is materially and demonstrably detrimental to the goodwill of the Corporation or materially and demonstrably damaging to the relationship of the Corporation with its customers, suppliers or employees: (A) except in the event of the Executive's disability, an act of willful misconduct or gross negligence by the Executive in the performance of his material duties or obligations to the Corporation which continues after written notice is received by the Executive specifying the alleged failure in reasonable detail and the Executive fails to cure such alleged failure within a reasonable period of time after having received such notice, or (B) conviction of the Executive of a felony involving moral turpitude, or (C) a material act of dishonesty or breach of trust on the part of the Executive resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Corporation.

                 (iii) A "Change of Control" shall be deemed to have occurred if:

                          (A) any Person (as defined below) has acquired, "beneficial ownership" (within the meaning of Rule 13d-3, as promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of securities of the Corporation representing 30% or more of the combined Voting Power (as defined below) of the Corporation's securities;

                          (B) as a result of a solicitation subject to Rule 14a-11 under the Exchange Act (or any successor rule thereto), the persons who were directors of the Corporation immediately before such solicitation shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Corporation; or

                          (C) the stockholders of the Corporation approve a merger, consolidation, share exchange, division, sale or other disposition of the





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                 assets of the Corporation (a "Corporate Event"), as a result of which the shareholders of the Corporation immediately prior to such Corporate Event shall not hold, directly or indirectly, immediately following such Corporate Event a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 10% of the consolidated assets of the Corporation immediately prior to such Event.

                 (iv) For purposes of this Paragraph 6(d), "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (A) the Corporation or any subsidiary of the Corporation or (B) any employee benefit plan sponsored by the Corporation or any subsidiary of the Corporation.

                 (v) A specified percentage of "Voting Power" of a company shall mean such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and "Voting Securities" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).

                 (vi) "Date of Termination" shall mean (A) in the event of a discharge of the Executive by the Board or the Executive Committee for Cause, the date the Executive receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation) which date shall be no less than sixty
         (60) days from the date of such written notice, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 6(a), the date





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         the Executive receives written notice of such termination (or, if later, twelve (12) months from the date the Executive's disability began).

                 (vii) "Good Reason" shall mean any of the following: (A) the assignment to the Executive of any duties inconsistent in any material adverse respect with the Executive's positions with the Corporation as set forth in this Agreement (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2, or any action by the Corporation which results in diminution in such positions, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 9;
         (B) the relocation by the Corporation of the offices at which the Executive principally performs his services to a location more than 45 miles from the current location of such offices, without the Executive's written consent; or (C) any failure by the Corporation to comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Corporation promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 9.

                 7. Obligations of the Corporation upon Termination. The following provisions describe the obligations of the Corporation to the Executive upon termination of his employment. The Executive's rights upon termination of employment with respect to the Options are set forth in Paragraph 4(a) hereof.

                 (a) Death, Disability, Discharge for Cause or Resignation other than for Good Reason. In the event this Agreement terminates pursuant to Paragraph 6(a) by reason of the death or disability of the Executive or pursuant to Paragraph 6(b) by reason of a discharge of the Executive by the Board or the Executive Committee for Cause or pursuant to Paragraph 6(c) by reason of the resignation of the Executive other than for Good Reason;

                 (i) the Corporation shall pay to the Executive, or his heirs or estate in the event of the Executive's death, all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; and

                 (ii) the Executive, or his heirs or legal representatives, in the event of the Executive's death, shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified





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         retirement, pension, profit sharing and similar plans of the
         Corporation to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements; and

                 (iii) all other obligations of the Corporation hereunder shall cease forthwith; provided, however, that this clause shall not affect any benefits applicable to former employees under the terms of welfare, fringe benefit and executive perquisite plans, programs and arrangements.

                 (b) Discharge Without Cause or Resignation for Good Reason. In the event that this Agreement terminates pursuant to Paragraph 6(c) by reason of the discharge of the Executive by the Corporation other than for Cause or the resignation of the Executive for Good Reason;

                 (i) the Corporation shall pay all Accrued Obligations to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination; and

                 (ii) the Corporation shall continue to pay the Executive (x) for the period commencing on the Date of Termination and ending on the fifth anniversary of the Closing Date, semi-monthly installments of 100% of his base salary and (y) in the event of the termination of Executive's employment after the second anniversary of the Closing Date, for the period commencing on the fifth anniversary of the Closing Date and ending on the third anniversary of the Date of Termination, semi-monthly installments of 50% of his base salary; and

                 (iii) the Executive shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Corporation to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements; and

                 (iv) all other obligations of the Corporation hereunder shall cease forthwith; provided, however, that this clause shall not affect any benefits applicable to former employees under the terms of welfare, fringe benefit and executive perquisite plans, programs and arrangements.

                 (c) Termination after Change in Control. In the event that the Executive is discharged without Cause or resigns with Good Reason at any time within two years following the date that a Change in Control occurs, then in addition





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to any other amounts due to be paid to the Executive under the foregoing provisions of clauses (i), (iii) and (iv) of Paragraph 7(b), the Executive shall also be entitled to receive from the Corporation (i) a cash amount (the "Severance Amount") equal to three times the sum of (A) the Executive's annual base salary and (B) the average of the bonuses payable to the Executive for the three fiscal years of the Corporation ending immediately prior to the date of the Change of Control and (ii) a cash amount (the "Incremental Retirement Benefit") equal to the present value, calculated using a discount rate equal to the then prevailing applicable Federal rate as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), of the additional retirement benefits (including, without limitation, any pension, retiree life or retiree medical benefits) that would have been payable or available to the Executive under any employee benefit plan qualified (a "Qualified Plan") under Section 401(a) of the Code and under any supplemental retirement plan based on (x) the age and service the Executive would have attained or completed had the Executive continued in the Corporation's employ until the expiration of the Employment Period and (y) where compensation is a relevant factor, his pensionable compensation at the Date of Termination. The Severance Amount and Incremental Retirement Benefit shall be paid in cash in a single lump sum as soon as practicable, but in no event more than 30 days (or at such earlier date required by law), following the Date of Termination.

                 In the event of a termination of employment pursuant to this Paragraph 7(c), the Executive (and, to the extent applicable, his dependents) shall be entitled, after the Date of Termination until the earlier of (i) the second anniversary of the Date of Termination (the "End Date") and (ii) the date the Executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer, to continue participation in all of the Corporation's employee and executive welfare and fringe benefit plans (the "Benefit Plans"). To the extent any such benefits cannot be provided under the terms of the applicable plan, policy or program, the Corporation shall provide a comparable benefit under another plan or from the Corporation's general assets. The Executive's participation in the Benefit Plans will be on the same terms and conditions that would have applied had the Executive continued to be employed by the Corporation through the End Date.

                 8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidations or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same





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extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law and such successor shall be deemed the "Corporation", for purposes of this Agreement.

                 9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a)   if to the Board or the Corporation, to

                       Quaker State Corporation
                       225 East John Carpenter Freeway
                       Irving, Texas 75062
                       Attention: Secretary and Chairman,
                                  Organization and Compensation Committee

                 (b)   if to the Executive, to:

                       Sheldon Adelman
                       95 Ridgecreek Trail
                       Moreland Hills, Ohio 44022

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

                 10. Tax Withholding. The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state and local law with respect to any payment in cash, shares of Capital Stock and/or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (i) withhold such taxes from any cash payments owing from the Corporation to the Executive, including but not limited to any such payments owing under any provision of this Agreement, (ii) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations and/or (iii) make other arrangements with the Executive to satisfy such withholding obligations.

                 11. Certain Obligations of the Corporation. At its expense, and as soon as practicable hereafter, with respect to the shares of Capital Stock issuable upon





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
exercise of the Option the Corporation shall (i) register such shares under the Securities Act of 1933, as amended, on Form S-8, to the extent sufficient shares of Capital Stock have not been previously registered, (ii) qualify such shares for issuance under all applicable state securities laws and (iii) ensure that such shares are listed for trading on the New York Stock Exchange. Notwithstanding any other provisions of this Agreement to the contrary, the Corporation shall be under no obligation to issue any shares of Capital Stock to the Executive pursuant to this Agreement until, in accordance with the immediately preceding sentence, such shares are so registered and either (x) the Corporation is able to repurchase in the open market or private transactions, on a legal, practical and prudent basis, a number of shares of Capital Stock equal to the number issuable to the Executive or (y) shares of Capital Stock which are listed for trading on the New York Stock Exchange are otherwise available for issuance by the Corporation hereunder. In the event that the issuance of any shares to the Executive shall be delayed by reason of the provisions of this Paragraph 11, the Corporation shall pay to the Executive in cash on the date of issuance of such shares an amount equal to the dividends that would have been paid to the Executive on such shares had such issuance not been so delayed.

                 12. Attorneys' Fees. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Corporation shall pay (or the Executive shall be entitled to recover from the Corporation, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights.

                 13. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

                 14. Execution in Counterparts. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                 15. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

                 16. Prior Understandings. This Agreement embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

                 17. Applicable Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Texas other than the conflict of laws provisions of such laws.





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
                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


ATTEST:                                    QUAKER STATE CORPORATION

                                           By:

/s/ Paul E. Konney                         /s/ Herbert M. Baum
                                           ------------------------------------
                                           Title:


ATTEST:                                    EXECUTIVE

                                           SHELDON ADELMAN

/s/ Michael G. Turk                        /s/ Sheldon Adelman
                                           ------------------------------------
                                           Sheldon Adelman





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